Exhibit 10.6

MATERIAL SUBSIDIARY GUARANTEE

TO:	Tim Coupland
c/o Suite 506 - 675 West Hastings Street
Vancouver, British Columbia
V6B IN2

PREAMBLE

A.	Dynamic Gold Corp. (the "Borrower") and Tim Coupland (the "Lender") are parties to a loan agreement dated January 8, 2008 (such loan agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, the "Loan Agreement") .

B.	Pursuant to the Loan Agreement, the Borrower is or may become indebted to the Lender.

C.	It is in the interests of DYNAMIC GRAVEL HOLDINGS LTD. (the "Guarantor"), as a Material Subsidiary of the Borrower, that the Lender extend credit to the Borrower pursuant to the applicable Credit Documents and therefore the Guarantor is prepared to issue this Guarantee to the Lender.

AGREEMENT:

For valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by the Guarantor, the Guarantor hereby agrees in favour of the Lender as follows:

1.	Defined Terms. In this Guarantee, capitalized words and phrases which are not otherwise defined have the respective meanings given to such terms in the Loan Agreement. In addition, the term "Credit Documents" when used herein means the Loan Agreement, the Security and any other documents, instruments or agreements entered into pursuant thereto.

2.	Guarantee. The Guarantor hereby unconditionally and irrevocably guarantees the prompt payment and performance to the Lender forthwith upon demand by the Lender, following a demand by the Lender upon the Borrower made in accordance with the terms of the Credit Documents, of all indebtedness, liabilities and obligations of any kind whatsoever (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) which the Borrower has from time to time incurred or is under or may hereafter incur or be under to the Lender under, in connection with or with respect to the Credit Documents (collectively, the "Obligations"). All amounts payable by the Guarantor hereunder will be paid to the Lender at the address of the Lender shown above or as otherwise directed in writing by the Lender. Any amounts payable by the Guarantor under this Guarantee which are not paid forthwith upon demand therefor by the Lender will bear interest from the date of such demand at the rate or rates applicable to the corresponding Obligations.

3.	Continuing, Unconditional and Absolute Guarantee. The obligations of the Guarantor under this Guarantee are continuing, unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged, diminished, limited or otherwise affected by (and the Guarantor hereby consents to or waives, as applicable, to the fullest extent permitted by applicable Law):

(a)	any extension, other indulgence, renewal, settlement, discharge, compromise, waiver, subordination or release in respect of any Obligation, security, Person or otherwise;

(b)	any waiver, modification, restatement or amendment of or supplement to any Credit Document or the Obligations, including any increase or decrease in the principal, the rates of interest or other amounts payable thereunder;

(c)	any change in the time, manner or place of payment of or in any other term of any Credit Document or the Obligations, or the failure on the part of the Borrower or any Material Subsidiary to carry out any of its Obligations under any Credit Document;

(d)	any impossibility, impracticability, frustration of purpose, illegality, force majeure or act of government;

(e)	any release, non-perfection or invalidity of any direct or indirect security for any Obligation;

(f)	any change in the existence, structure, constitution, name, objects, powers, business, control or ownership of the Borrower or any Material Subsidiary or any other Person, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other Material Subsidiary or any other Person or its assets;

(g)	the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Borrower or any Material Subsidiary, the Lender or any other Person, whether in connection herewith or any unrelated transactions;

(h)	any invalidity, illegality or unenforceability relating to or against the Borrower or any provision of applicable Law purporting to prohibit the payment by the Borrower or any Material Subsidiary of the principal or interest under the Obligations;

(i)	any limitation, postponement, prohibition, subordination or other restriction on the rights of the Lender to receive payment of the Obligations;

(j)	any release, substitution or addition of any cosigner, endorser or other guarantor of the Obligations;

(k)	any defence arising by reason of any failure of the Lender to make any presentment, demand for performance, notice of non-performance, protest, and any other notice, including notice of all of the following: acceptance of this Guarantee, partial payment or non-payment of all or any part of the Obligations and the existence, creation, or incurring of new or additional Obligations;

(1)	any defence arising by reason of any failure of the Lender to proceed against the Borrower or any Material Subsidiary or any other Person, to proceed against, apply or exhaust arty security held from the Borrower or any Material Subsidiary or any other Person for the Obligations, to proceed against, apply or exhaust any security held from the Guarantor or any other Person for this Guarantee or to pursue any other remedy in the power of the Lender whatsoever;

(m)	any Law which provides that the obligation of a guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal obligation or which reduces a guarantor's obligation in proportion to the principal obligation;

(n)	any defence ansmg by reason of any incapacity, lack of authority, or other defence of the Borrower, any Material Subsidiary or any other Person, or by reason of any limitation, postponement, prohibition on the Lender's right to receive payment of the Obligations or any part thereof, or by reason of the cessation from any cause whatsoever of the liability of the Borrower, any Material Subsidiary or any other Person with respect to all or any part of the Obligations, or by reason of any act or omission of the Lender or others which directly or indirectly results in the discharge or release of the Borrower, any Material Subsidiary or any other Person or all or any part of the Obligations or any security or guarantee therefor, whether by contract, operation of law or otherwise;

(o)	any defence arising by reason of any failure by the Lender to obtain, perfect or maintain a perfected or prior (or any) security interest in or Lien upon any property of the Borrower, any Material Subsidiary or any other Person, or by reason of any interest of the Lender in any property, whether as owner thereof or the holder of a security interest therein or Lien thereon, being invalidated, voided, declared fraudulent or preferential or otherwise set aside, or by reason of any impairment by the Lender of any right to recourse or collateral;

(p)	any defence arising by reason of the failure of the Lender to marshal any assets;

(q)	any defence based upon any failure of the Lender to give to the Borrower or any Material Subsidiary notice of any sale or other disposition of any property securing any or all of the Obligations or any guarantee thereof, or any defect in any notice that may be given in connection with any sale or other disposition of any such property, or any failure of the Lender to comply with any provision of applicable Law in enforcing any Lien upon any such property, including any failure by the Lender to dispose of any such property in a commercially reasonable manner;

(r)	any dealing whatsoever with the Borrower, any Material Subsidiary or other Person or any security, whether negligently or not, or any failure to do so;

(s)	any defence based upon or arising out of any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrower, any Material Subsidiary or any other Person, including any discharge of, or bar against collecting, any of the Obligations, in or as a result of any such proceeding; or

(t)	any other act or omission to act or delay of any kind by the Borrower, any Material Subsidiary, the Lender or any other Person or any other circumstance whatsoever, whether similar or dissimilar to the foregoing, which might, but for the provisions of this Section 3, constitute a legal or equitable discharge, limitation or reduction of the Guarantor’s obligations hereunder (other than the irrevocable and unconditional payment in full of all of the Obligations).

The foregoing provisions apply (and the foregoing waivers will be effective) even if the effect of any action (or failure to take action) by the Lender is to destroy or diminish the Guarantor’s subrogation rights, the Guarantor’s right to proceed against the Borrower for reimbursement, the Guarantor’s right to recover contribution from any other guarantor or any other right or remedy.

4.	Release of Obligations. This Guarantee will remain in full force and effect until the Obligations are irrevocably and unconditionally performed and paid in full.

5.	Validity of Agreements. The Guarantor will not contest or otherwise challenge the legality, validity or enforceability of any term, condition or other provision contained in the Credit Documents. The Guarantor represents to the Lender that it is familiar with and consents to the terms and conditions of the Credit Documents.

6.	Assumption of Authority. The Lender is entitled to assume, notwithstanding any investigation by or on behalf of the Lender the power and authority of the officers, directors, agents or other Persons acting or purporting to act on behalf of the Borrower or any Material Subsidiary, and any Obligations made or created in reliance upon the exercise of such power or authority will be guaranteed hereunder.

7.	Recourse against Borrower. The Lender is not required to exhaust its recourse against the Borrower, any other Material Subsidiary, any other guarantor or other Person or under any other security or other guarantee before being entitled to payment from the Guarantor under this Guarantee.

8.	Settlement of Accounts. Any account settled or stated between the Lender and the Borrower will be accepted by the Guarantor as prima facie evidence, subject to manifest error, that the amount thereby appearing due by the Borrower to the Lender is so due.

9.	No Waiver. No delay on the part of the Lender in exercising any of its options, powers or rights, or partial or single exercise thereof, will constitute a waiver thereof. No waiver of any of the Lender’s rights hereunder, and no modification or amendment of this Guarantee, will be deemed to be made by the Lender unless the same will be in writing, duly signed by the Lender and the Guarantor, and each such waiver, if any, will apply only with respect to the specific instance involved, and will in no way impair the rights of the Lender or the liabilities of the Guarantor to the Lender in any other respect at any other time.

10.	Guarantee of all Credit Obtained: Indemnity. All moneys and credits in fact borrowed or obtained by the Borrower from the Lender under the Credit Documents will be deemed to form part of the Obligations notwithstanding any incapacity, disability or lack or limitation of status or power of the Borrower or of the directors, officers, employees, partners or agents thereof, or that the Borrower may not be a legal entity, or any irregularity, defect or informality in the borrowing or obtaining of such moneys or credits. If any amount in respect of the Obligations is not recoverable from the Guarantor hereunder on the basis of a guarantee, then, notwithstanding any other provision hereof, the Guarantor will indemnify and save harmless the Lender from and against any and all losses, damages, costs, expenses or liabilities suffered or incurred by the Lender resulting or arising from or relating to any failure of the Borrower or any other Material Subsidiary to unconditionally and irrevocably pay in full or fully perform the Obligations as and when due provided that the amount of such indemnification shall not exceed the amount of such Obligations and any amounts due and owing hereunder.

11.	Stay of Acceleration. If acceleration of the time for payment, or the liability of the Borrower to make payment, of any amount specified to be payable by the Borrower in respect of the Obligations is stayed, prohibited or otherwise affected upon the insolvency, bankruptcy, reorganization or winding-up of the Borrower or any moratorium affecting the payment of the Obligations, all such amounts otherwise subject to acceleration or payment will nonetheless be deemed for all purposes of this Guarantee to be and to become due and payable by the Borrower and will be payable by the Guarantor hereunder forthwith on demand by the Lender.

12.	Reinstatement. If, at any time, all or any part of any payment previously applied by the Lender to any Obligation is or must be rescinded or returned by the Lender for any reason whatsoever (including the insolvency, bankruptcy, or reorganization of the Borrower or any other Material Subsidiary), such Obligation will, for the purpose of this Guarantee, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Lender and this Guarantee will continue to be effective or be reinstated, as the case may be, as to such Obligation, all as though such application by the Lender had not been made.

13.	Assignment and Postponement. Following the occurrence and during the continuance of a Default or an Event of Default, all present and future indebtedness and liability of the Borrower or any other Material Subsidiary to the Guarantor is hereby assigned by the Guarantor to the Lender and postponed to the Obligations and all moneys received by the Guarantor in respect thereof will be received in trust for and, unless prior written authorization from the Lender to the contrary will have been obtained by the Guarantor, will be paid over to the Lender upon demand by the Lender. If the Lender receives from the Guarantor a payment or payments in full or on account of the liability of the Guarantor hereunder, the Guarantor will not be entitled to claim repayment against the Borrower or any other Material Subsidiary until the Lender's claims against the Borrower have been irrevocably and unconditionally paid in full. In case of liquidation, winding up or bankruptcy of the Borrower or any other Material Subsidiary (whether voluntary or involuntary) or any composition with creditors or scheme of arrangement, the Lender will have the right to rank for its full claims and receive all dividends or other payments in respect thereof in priority to the Guarantor until the claims of the Lender have been irrevocably and unconditionally paid in full, and the Guarantor will continue to be liable hereunder for any balance which may be owing to the Lender by the Borrower or any other Material Subsidiary. In the event of the valuation by the Lender of any of its security and/or the retention thereof by the Lender, such valuation and/or retention will not, as between the Lender and the Guarantor, be considered as a purchase of such security, or as payment or satisfaction of the Obligations or any part thereof. The foregoing provisions of this Section 13 will not in any way limit or lessen the liability of the Guarantor under any other section of this Guarantee.

14.	No Subrogation. Notwithstanding any payment made by the Guarantor under this Guarantee or any setoff or application of funds of the Guarantor by the Lender the Guarantor will have no right of subrogation to, and waives, to the fullest extent permitted by Law, any right to enforce any remedy which the Lender now has or may hereafter have against the Borrower or any other Material Subsidiary, until all of the Obligations have been irrevocably and unconditionally paid in full; and until that time, the Guarantor waives any benefit of, and any right to participate in, any security, whether real or personal property, now or hereafter held by the Lender for the Obligations.

15.	Foreign Currency Obligations. The Guarantor will make payment relative to each Obligation in the currency (the "Original Currency") in which the Borrower is required to pay such Obligation. If the Guarantor makes payment relative to any Obligation to the Lender in a currency (the "Other Currency") other than the Original Currency (whether voluntarily or pursuant to an order or judgment of a court or tribunal of any jurisdiction), such payment will constitute a discharge of the liability of the Guarantor hereunder in respect of such Obligation only to the extent of the amount of the Original Currency which the Lender is able to purchase at Vancouver, British Columbia with the amount it receives on the date of receipt. If the amount of the Original Currency which the Lender is able to purchase is less than the amount of such currency originally due to it in respect to the relevant Obligation, the Guarantor will indemnify and save the Lender harmless from and against any loss or damage arising as a result of such deficiency. This indemnity will constitute an obligation separate and independent from the other obligations contained in this Guarantee, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Lender and will continue in full force and effect notwithstanding any judgment or order in respect of any amount due hereunder or under any judgment or order.

16.	Taxes and Set-off by Guarantor. All payments to be made by the Guarantor hereunder will be made without set-off or counterclaim and without deduction for any taxes, levies, duties, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever. If at any time any applicable Law, regulation or international agreement requires the Guarantor to make any such deduction or withholding from any such payment, the sum due from the Guarantor with respect to such payment will be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Lender receives a net sum equal to the sum which it would have received had no deduction or withholding been required.

17.	Payment of Expenses: Indemnification. The Guarantor will pay on demand, and will indemnify and save the Lender harmless from, any and all liabilities, costs and expenses (including out-of- pocket legal fees and expenses on a solicitor and his own client full indemnity basis and any sales, goods and services or other similar taxes payable to any Administrative Body with respect to any such liabilities, costs and expenses) (a) incurred by the Lender in the preparation, registration, administration or enforcement of this Guarantee, (b) with respect to, or resulting from, any failure or delay by the Guarantor in performing or observing any of its obligations under this Guarantee, or (c) incurred by the Lender in performing or observing any of the other covenants of the Guarantor under this Guarantee.

18.	Additional Security. This Guarantee is in addition and without prejudice to any security of any kind (including other guarantees) now or hereafter held by or for the benefit of the Lender and any other rights or remedies that the Lender might have.

19.	Governing Law: Attornment. This Guarantee will be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein, without giving affect to the conflict of law principles thereof. Without prejudice to the ability of the Lender to enforce this Guarantee in any other proper jurisdiction, the Guarantor irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of the Province of Alberta, or any appellate court thereof, for the purposes of this Guarantee.

20.	Successors and Assigns. The provisions of this Guarantee will be binding upon and enure to the benefit of the Lender and its successors and assigns and will be binding upon the Guarantor and its successors. The Guarantor's obligations hereunder will not be assigned or delegated. The Lender may from time to time, and without notice to or the consent of the Guarantor, assign or transfer all or any of the Obligations or any interest therein in accordance with the Credit Documents and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, any such Obligation or part thereof so transferred or assigned will remain an "Obligation" for the purposes of this Guarantee and any immediate and successive assignee or transferee of any Obligation or any interest therein will, to the extent of the interest so assigned or transferred, be entitled to the benefit of, and the right to enforce, this Guarantee.

21.	Time. Time will be of the essence in this Guarantee.

22.	Severability. If any portion of this Guarantee or the application thereof to any circumstance will be held invalid or unenforceable by a court of competent jurisdiction from which no further appeal has or is taken, to an extent that does not affect in a fundamental way the operation of this Guarantee, the remainder of the provision in question, or its application to any circumstance other than that to which it has been held invalid or unenforceable, and the remainder of this Guarantee will not be affected thereby and will be valid and enforceable to the fullest extent permitted by applicable Law.

23.	Notice. All notices, demands, offers, consents and other instruments and communications to be made or given pursuant to this Guarantee will be in writing and may be made or given by personal delivery or by transmittal by telecopier or other electronic means of communication addressed to the respective parties as follows:

To the Lender:

Tim Coupland
c/o Suite 506 - 675 West Hastings Street
Vancouver, British Columbia
V6B IN2

Facsimile:	(604) 408-3884

To the Guarantor:

Dynamic Gravel Holdings Ltd.
c/o Dynamic Gold Corp.
c/o Suite 506 - 675 West Hastings Street
Vancouver, British Columbia
V6B IN2

Telecopier:	(604) 408-3884
Attention:	President

or to such other address or telecopy number as any party may from time to time notify the other in accordance with this Section 23. Any notice, demand, offer, consent, instrument or other communication made or given by personal delivery or by telecopier or other electronic means of communication during normal business hours at the place of receipt on a Business Day will be conclusively deemed to have been made or given at the time of actual delivery or transmittal, as the case may be, on such Business Day. Any notice, demand, offer, consent, instrument or other communication made or given by personal delivery or by telecopier or other electronic means of communication after normal business hours at the place of receipt or otherwise than on a Business Day will be conclusively deemed to have been made or given at 11:00 a.ill. (Vancouver time) on the first Business Day following actual delivery or transmittal, as the case may be.

24.	Borrower's Financial Condition. The Guarantor is fully aware of the financial condition of the Borrower and the other Material Subsidiaries.

25.	Negotiated Document. This Guarantee is the result of negotiations between the Guarantor and the Lender and has been reviewed by counsel to the Guarantor and the Lender and is the product of both the Guarantor and the Lender. Accordingly, this Guarantee is not to be construed against the Lender merely because of its involvement in this Guarantees preparation.

26.	Interpretation. The division of this Guarantee into sections and paragraphs, and the insertion of headings, is for convenience of reference only and will not affect the construction or interpretation of this Guarantee. Unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing gender include all genders.

When used in this Guarantee, the word "including" (or includes) means "including (or includes) without limitation".

27.	Receipt of Copy. The Guarantor acknowledges receipt of an executed copy of this Guarantee. The Guarantor waives the right to receive any amount that it may now or hereafter be entitled to receive (whether by way of damages, fine, penalty or otherwise) by reason of the failure of the Lender to deliver to the Guarantor a copy of any financing statement or any statement issued by any registry that confirms registration of a financing statement relating to this Guarantee.

THIS GUARANTEE executed effective the 8th day of January, 2008.

DYNAMIC GRAVEL HOLDINGS LTD.

Per: / s / Tim Coupland
Name: Tim Coupland
Title: President